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NAME                                                  JURISDICTION OF
                                                     INCORPORATION OR
                                                       ORGANIZATION

AGH Leasing, L.P.                                        Delaware
Ballston Parking Associates, L.P.                        Delaware
CapStar BK Company, L.L.C.                               Delaware
CapStar California Beverage Corporation                  California
CapStar Dallas Beverage Corporation                      Texas
CapStar KC Company II, L.L.C.                            Delaware
CapStar Management Company, L.L.C.                       Delaware
CapStar Metro Beverage Corporation                       Texas
CapStar New Mexico Beverage Corporation                  New Mexico
CapStar Winston Beverage Corporation                     Texas
CapStar Winston Company, L.L.C.                          Delaware
CMC Airport, Inc.                                        Delaware
EquiStar Schaumburg Beverage Company                     Illinois
EquiStar Texas Beverage Corporation                      Texas
MeriStar AGH Company, L.L.C.                             Delaware
MeriStar H&R Operating Company, L.P.                     Delaware
MeriStar Louisiana Beverage Corporation                  Louisiana
MeriStar Management Company, L.L.C.                      Delaware
Riverside Beverage Corporation                           Louisiana
S.D. Bridgeworks, L.L.C.                                 Delaware
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